SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2002

                           LaSalle Re Holdings Limited
             (Exact Name of Registrant as Specified in its Charter)

         Bermuda                         1-12823               Not applicable
State or Other Jurisdiction            (Commission             (IRS Employer
    of Incorporation)                  File Number)          Identification No.)

     LOM Building, 27 Reid Street
        Hamilton, HM 11, Bermuda                                Not Applicable
 (Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code  (441) 292-4985

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. - Other Events

On October 18, 2002, A.M. Best Company lowered the financial strength ratings of the operating subsidiaries of Trenwick Group Ltd. ("Trenwick") as follows:

                                                    Prior Rating     New Rating
                                                    ------------     ----------
Trenwick America Reinsurance Corporation                 A-              B+
The Insurance Corporation of New York                    A-              B+
Dakota Specialty Insurance Company                       A-              B+
Trenwick International Limited                           A-              B+
Chartwell Insurance Company                              A-              B
LaSalle Re Limited                                      B++              B+

The above A.M. Best Company ratings remain under review with negative implications.

The reduced A.M. Best Company ratings may adversely affect the ability of Trenwick's operating subsidiaries to continue to underwrite the types of insurance and reinsurance business that they have underwritten in the past.

The reduced A.M. Best Company ratings also constitute an event of default under the Credit Agreement among Trenwick America Corporation, Trenwick Holdings Limited and various financial institutions. Trenwick Holdings Limited is the account party on $226 million of letters of credit issued under the Credit Agreement in support of Trenwick's underwriting operations at Lloyd's, London. Trenwick has guaranteed the obligations of Trenwick America Corporation and Trenwick Holdings Limited under the Credit Agreement.

Unless there is a waiver of the event of default under the Credit Agreement, under the terms of its guaranty Trenwick is prohibited from declaring or paying any dividends on the following outstanding securities:

      o     Trenwick common shares;

      o     Trenwick Series B Cumulative Convertible Perpetual Preferred Shares;

      o     LaSalle Re Holdings Limited Series A Preferred Shares; and

      o     Trenwick Capital Trust I 8.82% Subordinated Capital Income
            Securities.

In addition, Trenwick is not allowed to redeem or repurchase its capital stock so long as the event of default under the Credit Agreement continues.

The event of default under the Credit Agreement also permits the letter of credit providers to demand that the $226 million outstanding letters of credit be secured with an equal amount of cash. At this time, Trenwick does not have sufficient available liquidity to provide the necessary cash collateral if the letter of credit providers demand it.

The continuation of an event of default under the Credit Agreement, the restrictions on Trenwick's ability to pay dividends and the potential demand for cash collateral by the letter of credit providers may cause additional events of default to occur under the instruments governing the outstanding indebtedness and preferred shares of Trenwick and its subsidiaries.

Trenwick is currently in discussion with the letter of credit providers regarding the current event of default and letter of credit financing for Trenwick's participation at Lloyd's for the 2003 underwriting year. If the event of default is not waived, the letters of credit are not renewed for the 2003 Lloyd's underwriting year or the letter of credit providers demand cash collateral, there is substantial doubt as to Trenwick's ability to continue underwriting at Lloyd's or continue as a going concern. Trenwick and/or one or more of its subsidiaries may be forced to seek protection from creditors through proceedings commenced in Bermuda and other jurisdictions including the United States.

                                    SIGNATURE

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LA SALLE RE HOLDINGS LIMITED


                                            By:   /s/ John V. Del Col
                                               ---------------------------------
                                                  John V. Del Col
                                                  Director

Dated: October 25, 2002


                                       3